EXECUTION VERSION

DEED POLL OF RELEASE

THIS DEED POLL is made this 21st day of June 2010

BETWEEN:

(1)	NeuMedia, Inc., formerly known as Mandalay Media, Inc (for and on its behalf and on behalf of each of its affiliates (excluding Twistbox and AMV Holdings Limited and its subsidiares)). (“NeuMedia”);

(2)	Twistbox Entertainment, Inc. (“Twistbox”);

(3)	James Lefkowitz; and

(4)	Russell Burke.

(each a “Party” and together the “Parties”).

BY THIS DEED POLL THE PARTIES HEREBY AGREE TERMS AS FOLLOWS:

1.
This Deed Poll hereby releases and forever discharges AMV Holding Limited, American Mobile Ventures Limited, Blue Stream Mobile Limited, Cell Media International Limited, Antiphony Limited and SkyNet Interactive Limited and each of Malcolm Cohen and Martha Thompson and (as applicable) their partners, agents, members, advisers and successors in office (including liquidators) (together the joint administrators of AMV Holding Limited (In administration) (“Joint Administrators”)) from all and/or any actions, claims, rights, demands and set-offs, howsoever and whensoever arising and in whatever capacity held, including for the avoidance of doubt and without limitation any claims against the Joint Administrators personally and/or claims which may rank as an expense in the administration, whether in this jurisdiction or any other, either known or unknown to any of the Parties or to the law at the date of this Deed Poll, whether in law, equity or otherwise, arising out of or connected with or in any way relating to the appointment of the Joint Administrators to AMV Holding Limited, the conduct of the administration and/or any act, thing or transaction contemplated by the Letter Agreement between ValueAct SmallCap Master Fund, L.P. (including any affiliate thereof), NeuMedia, Jonathan Cresswell and Nathaniel MacLeitch dated as of the date hereof, and this shall include any such claims and counterclaims not currently in the contemplation of the Parties and those claims and counterclaims which it may not be possible to sustain at law at the date of this Deed Poll but which may be sustainable at law in the future (collectively the “Released Claims”).

2.
Each Party hereby covenants in favour of the Joint Administrators and each of them personally not to allege, impede or otherwise question anything arising out of or connected with or in any way relating to the Released Claims.

3.
Each Party hereby covenants, on behalf of itself and on behalf of its parent, subsidiaries, assigns, transferees, representatives, principals, agents, officers or directors, in favour of the Joint Administrators and each of them personally, not to claim or sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the Joint Administrators any action, suit or other proceeding concerning the Released Claims, in this jurisdiction or any other.

4.	Each Party warrants and represents that it has not sold, transferred, assigned or otherwise disposed of its interest in the Released Claims.

5.
The Parties agree and acknowledge that damages would not be an adequate remedy for a breach of this Deed Poll and the Parties, therefore, agree and acknowledge that the Joint Administrators and each of them personally are entitled to the remedies of injunction, specific performance and other equitable relief for a threatened or actual breach of any term of this Deed Poll by the Parties without proof of special damage and that the Parties will not allege or plead otherwise in the event that such relief is sought in respect of any breach or threatened breach of this Deed Poll.

6.	Each Party warrants and represents that it has the full right, power and authority to execute, deliver and perform this Deed Poll.

7.
This Deed Poll constitutes the entire agreement between the Parties with regard to its subject matter and supersedes the terms of all previous agreements whether written or oral between the Parties.  No amendment, waiver, modification or other variation to this Deed Poll shall be effective unless the prior written consent of the Joint Administrators has been obtained, and it is in writing and signed by or on behalf of the Parties hereto.

8.
This Deed Poll shall be governed by English law.  Each Party irrevocably agrees that the High Court of Justice in England and Wales shall have non-exclusive jurisdiction to settle any matter, dispute or claim arising out of, in connection with or relating to this Deed Poll (including non-contractual disputes or claims).  For the avoidance of doubt, nothing in this clause shall limit the right of each Party or the Joint Administrators and each of them personally, to commence proceedings in any other court of competent jurisdiction outside England and Wales and each of the Parties to this Deed Poll agrees to submit to the jurisdiction of such other court.

9.
This Deed Poll may be entered into in the form of counterparts, each executed by or on behalf of one of the Parties, and provided that all Parties so enter into the Deed Poll, each of the executed counterparts shall be deemed to be an original but, taken together, they shall constitute one instrument.

This Deed Poll has been executed as a deed, and it has been delivered on the date stated at the beginning of this Deed Poll.

Signed as a deed by NEUMEDIA, INC., formerly known as Mandalay Media, Inc. acting by James Lefkowitz

Signed as a deed by TWISTBOX ENTERTAINMENT, INC. acting by David Mindell

Signed as a deed by

James Lefkowitz

in the presence of:

Witness Signature:

Witness name:

Witness address:

Signed as a deed by

Russell Burke

in the presence of:

Witness signature:

Witness name:

Witness address: